Exhibit 23.5

                           Consent of BDO Seidman, LLP
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               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 18, 2002, relating to the consolidated financial statements of FirstBank NW Corp. as of and for the year ended March 31, 2002, appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/ BDO Seidman, LLP

Spokane, Washington
June 26, 2003